Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: October 26, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and nine-month periods ended September 30, 2016.  All share data has been adjusted to reflect Horizon’s three-for-two stock split announced on October 19, 2016 to be issued on November 14, 2016.

SUMMARY:
•	Net income for the third quarter of 2016 was $6.6 million or $.30 diluted earnings per share compared to $4.3 million or $.24 diluted earnings per share for the third quarter of 2015.
•
Excluding acquisition-related expenses and purchase accounting adjustments, net income for the third quarter of 2016 increased 29.6% compared to the same period of 2015 to $8.4 million or $.39 diluted earnings per share.

•	Net income for the first nine months of 2016 was $18.3 million or $.94 diluted earnings per share compared to $14.4 million or $.92 diluted earnings per share for the first nine months of 2015.
•
Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first nine months of 2016 increased 32.1% compared to the same period of 2015 to $20.7 million or $1.07 diluted earnings per share.

•	Excluding the LaPorte Bancorp, Inc. (“LaPorte Bancorp”) acquisition, mortgage warehouse loans and loans held for sale, loans increased 4.1% on an annualized basis during the third quarter of 2016.
•	Net interest income for the first nine months of 2016 increased 19.3% or $10.5 million compared to the same period in 2015.
•
Net interest margin, excluding the impact of acquisitions (“core net interest margin”), was 3.31% for the third quarter of 2016 compared to 3.42% for the prior quarter and 3.44% for the same period in 2015.

•	Non-interest income for the first nine months of 2016 increased 22.7% or $5.1 million compared to the same period in 2015.
•	Horizon’s tangible book value per share rose to $11.76 at September 30, 2016, compared to $11.02 at December 31, 2015 and $10.89 at September 30, 2015.

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Pg. 2 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

•
Horizon opened its first commercial office in Fort Wayne, Indiana on September 14, 2016.  The new location will offer commercial loans and cash management services and will be led by Greg Haney, Horizon’s Fort Wayne Market President.

Craig Dwight, Chairman and CEO, commented: “The Horizon team was very busy in the third quarter of 2016 and we are proud of what they have accomplished.  Our balanced strategy of organic growth, expansion into new markets and well-executed acquisitions contributed to Horizon’s increase in net income and earnings per share during the quarter.  Core net income, excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, was $8.4 million for the third quarter and $20.7 million for the first nine months of 2016. Core diluted earnings per share was $.39 for the third quarter and $1.07 for the first nine months of 2016, an increase over the same periods of 2015 of 7.3% and 7.1%, respectively.”

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
Non-GAAP Reconciliation of Net Income	2016	2015	2016	2015
Net income as reported	$6,602	$4,288	$18,309	$14,374
Merger expenses	2,953	3,648	5,472	4,364
Tax effect	(886)	(1,219)	(1,582)	(1,402)
Net income excluding merger expenses	8,668	6,717	22,199	17,336

Gain on sale of investment securities	-	-	(875)	(124)
Tax effect	-	-	306	43
Net income excluding gain on sale of investment securities	8,668	6,717	21,630	17,255

Death benefit on bank owned life insurance (“BOLI”)	-	-	-	(145)
Tax effect	-	-	-	51
Net income excluding death benefit on BOLI	8,668	6,717	21,630	17,161

Acquisition-related purchase accounting adjustments (“PAUs”)	(459)	(402)	(1,404)	(2,282)
Tax effect	161	141	491	799
Net income excluding PAUs	$8,370	$6,456	$20,717	$15,678

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.30	$0.24	$0.94	$0.92
Merger expenses	0.14	0.20	0.28	0.28
Tax effect	(0.04)	(0.07)	(0.08)	(0.09)
Diluted earnings per share excluding merger expenses	0.40	0.37	1.14	1.11

Gain on sale of investment securities	-	-	(0.05)	(0.01)
Tax effect	-	-	0.02	0.00
Net income excluding gain on sale of investment securities	0.40	0.37	1.11	1.10

Death benefit on BOLI	-	-	-	(0.01)
Tax effect	-	-	-	0.00
Net income excluding death benefit on BOLI	0.40	0.37	1.11	1.09

Acquisition-related PAUs	(0.02)	(0.02)	(0.07)	(0.15)
Tax effect	0.01	0.01	0.03	0.05
Diluted earnings per share excluding PAUs	$0.39	$0.36	$1.07	$0.99

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Pg. 3 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

Mr. Dwight continued, “The third quarter of 2016 was highlighted by commercial loan growth in our Kalamazoo and Indianapolis markets, continued asset quality improvement, the build-out of our new Fort Wayne, Indiana commercial team and the integrations of our recently closed Kosciusko Financial, Inc. (“Kosciusko”) and LaPorte Bancorp acquisitions.”

Horizon completed the systems conversion of LaPorte Bancorp on October 22, 2016 and announced on October 14, 2016 the receipt of all regulatory approvals required for its previously announced CNB Bancorp acquisition.  Horizon also opened its Fort Wayne, Indiana commercial office on September 14, 2016, led by Greg Haney, Horizon’s Fort Wayne Market President.  Dwight concluded, “We are thrilled to welcome these exceptional bankers to our team and look forward to continuing Horizon’s successful growth story.”

Income Statement Highlights

Net income for the third quarter of 2016 was $6.6 million or $.30 diluted earnings per share compared to $4.3 million or $.24 diluted earnings per share in the third quarter of 2015.  The increase in net income and earnings per share from the previous year reflects an increase in net interest income and non-interest income of $4.6 million and $1.7 million, respectively, partially offset by increases in non-interest expense of $2.6 million, income tax expense of $1.2 million and the diluted shares outstanding primarily due to the stock issued in the Kosciusko and LaPorte Bancorp acquisitions.  Excluding acquisition-related expenses and purchase accounting adjustments, net income for the third quarter of 2016 was $8.4 million or $.39 diluted earnings per share compared to $6.5 million or $.36 diluted earnings per share in the third quarter of 2015.

Net income for the nine months ended September 30, 2016 was $18.3 million or $.94 diluted earnings per share compared to $14.4 million or $.92 diluted earnings per share for the nine months ended September 30, 2015.  The increase in net income and earnings per share from the previous year reflects an increase in net interest income and non-interest income of $10.5 million and $5.1 million, respectively, and a decrease in the provision for loan losses of $1.6 million, partially offset by increases in non-interest expense of $11.2 million and income tax expense of $2.2 million and the diluted shares outstanding primarily due to the stock issued in the Kosciusko and LaPorte Bancorp acquisitions.  Excluding acquisition-related expenses and purchase accounting adjustments, gain on sale of investment securities and the death benefit on bank owned life insurance, net income for the first nine months of 2016 was $20.7 million or $1.07 diluted earnings per share compared to $15.7 million or $.99 diluted earnings per share in the same period of 2015.

Horizon’s net interest margin was 3.37% during the third quarter of 2016, down from 3.48% for the prior quarter and 3.51% for same period of 2015.  The decrease in the net interest margin compared to the prior quarter and the same period of 2015 was due to lower yields on new loans and re-pricing earning assets, the impact of acquisitions and higher levels of cash during the quarter due to acquisitions, partially offset by lower rates on interest-bearing liabilities.  Excluding acquisition-related purchase accounting adjustments, the margin would have been 3.31% for the third quarter of 2016 compared to 3.42% for the prior quarter and 3.44% for the same period of 2015.  Interest income from acquisition-related purchase accounting adjustments was $459,000, $397,000 and

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Pg. 4 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

$402,000 for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

Horizon’s net interest margin was 3.43% for the nine months ending September 30, 2016, down from 3.59% for same period of 2015.  Excluding interest income from acquisition-related purchase accounting adjustments, the margin would have been 3.36% for the nine months ending September 30, 2016 compared to 3.44% for same period of 2015. Interest income from acquisition-related purchase accounting adjustments was $1.4 million and $2.3 million for the nine months ended September 30, 2016 and September 30, 2015, respectively.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
Net Interest Margin As Reported	2016	2016	2015	2016	2015
Net interest income	$24,410	$20,869	$19,776	$65,053	$54,512
Average interest-earning assets	2,957,944	2,471,354	2,304,515	2,591,566	2,072,276
Net interest income as a percent of average interest-earning assets (“Net Interest Margin”)	3.37%	3.48%	3.51%	3.43%	3.59%

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(459)	$(397)	$(402)	$(1,404)	$(2,282)

Excluding Impact of Acquisitions
Net interest income	$23,951	$20,472	$19,374	$63,649	$52,230
Average interest-earning assets	2,957,944	2,471,354	2,304,515	2,591,566	2,072,276
Core Net Interest Margin	3.31%	3.42%	3.44%	3.36%	3.44%

Lending Activity

Total loans increased $440.8 million from $1.8 billion as of December 31, 2015 to $2.2 billion as of September 30, 2016 as commercial loans increased by $242.5 million, mortgage warehouse loans increased by $82.2 million, residential mortgage loans increased by $93.0 million and consumer loans increased by $23.7 million.  Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased 1.0% during the third quarter of 2016 or 4.1% on an annualized and 2.7% during the first nine months of 2016 or 3.6% on an annualized basis.

Residential mortgage lending activity during the third quarter of 2016 generated $3.5 million in income from the gain on sale of mortgage loans, an increase of $734,000 from the same period of 2015.  Total origination volume in the third quarter of 2016, including loans placed into portfolio, totaled $129.0 million, representing an increase of 1.2% from the same period of 2015.  Purchase money mortgage originations during the third quarter of 2016 represented 66.5% of total originations compared to 78.2% of originations during the previous quarter and 81.0% during the third quarter of 2015.

Loan balances in the Kalamazoo and Indianapolis markets totaled $182.6 million and $197.7 million, respectively, as of September 30, 2016. Combined, these markets contributed $29.7 million in loan

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Pg. 5 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

growth during the third quarter of 2016 or 33.8% on an annualized basis.

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended September 30, 2016
(Dollars in Thousands, Unaudited)
					Excluding Acquired Loans
				Acquired			Annualized
	September 30	June 30	Amount	LaPorte	Amount	Percent	Percent
	2016	2016	Change	Loans	Change	Change	Change
Commercial loans	$1,047,450	$874,580	$172,870	$(154,223)	$18,647	2.1%	8.5%
Residential mortgage loans	530,162	493,626	36,536	(42,603)	(6,067)	-1.2%	-4.9%
Consumer loans	386,031	363,920	22,111	(16,801)	5,310	1.5%	5.8%
Subtotal	1,963,643	1,732,126	231,517	(213,627)	17,890	1.0%	4.1%
Held for sale loans	7,369	7,812	(443)	-	(443)	-5.7%	-22.6%
Mortgage warehouse loans	226,876	205,699	21,177	(99,752)	(78,575)	-38.2%	-152.0%
Total loans	$2,197,888	$1,945,637	$252,251	$(313,379)	$(61,128)	-3.1%	-12.5%

Loan Growth by Type, Excluding Acquired Loans
Nine Months Ended September 30, 2016
(Dollars in Thousands)
				Acquired	Excluding Acquired Loans
				Kosciusko			Annualized
	September 30	December 31	Amount	and LaPorte	Amount	Percent	Percent
	2016	2015	Change	Loans	Change	Change	Change
	(Unaudited)
Commercial loans	$1,047,450	$804,995	$242,455	$(224,229)	$18,226	2.3%	3.0%
Residential mortgage loans	530,162	437,144	93,018	(68,847)	24,171	5.5%	7.4%
Consumer loans	386,031	362,300	23,731	(23,120)	611	0.2%	0.2%
Subtotal	1,963,643	1,604,439	359,204	(316,196)	43,008	2.7%	3.6%
Held for sale loans	7,369	7,917	(548)	-	(548)	-6.9%	-9.2%
Mortgage warehouse loans	226,876	144,692	82,184	(99,752)	(17,568)	-12.1%	-16.2%
Total loans	$2,197,888	$1,757,048	$440,840	$(415,948)	$24,892	1.4%	1.9%

The provision for loan losses was $455,000 for the third quarter of 2016 compared to $300,000 for the same period of 2015.  The increase in the provision for loan losses during the third quarter of 2016 was due to continued loan growth.  The provision for loan losses for the first nine months of 2016 was $1.2 million compared to $2.8 million for the same period of 2015.  The decrease in the provision for loan losses during the first nine months of 2016 was due to lower charge-offs, stable delinquency trends and a decrease in non-performing loans.

The ratio of the allowance for loan losses to total loans decreased to 0.66% as of September 30, 2016 from 0.83% as of December 31, 2015 due to an increase in total loans.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.87% as of September 30, 2016.  Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.40% as of September 30, 2016.

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Pg. 6 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

Non-performing loans to total loans declined 37 basis points to 0.58% at September 30, 2016 from 0.95% at December 31, 2015.  Non-performing loans totaled $12.8 million as of September 30, 2016 a decrease of $3.9 million from $16.7 million as of December 31, 2015.  Compared to December 31, 2015, non-performing commercial loans decreased by $1.6 million, non-performing real estate loans decreased by $2.0 million and non-performing consumer loans decreased $330,000.

Non- GAAP Allowance for Loan and Lease Loss Detail
As of September 30, 2016
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Kosciusko	LaPorte	Total
Pre-discount loan balance	$1,673,722	$15,719	$57,214	$155,318	$89,490	$215,531	$2,206,994

Allowance for loan losses (ALLL)	14,524	-	-	-	-	-	14,524
Loan discount	N/A	1,067	2,645	3,545	1,132	8,086	16,475
ALLL+loan discount	14,524	1,067	2,645	3,545	1,132	8,086	30,999

Loans, net	$1,659,198	$14,652	$54,569	$151,773	$88,358	$207,445	$2,175,995

ALLL/ pre-discount loan balance	0.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.66%
Loan discount/ pre-discount loan balance	N/A	6.79%	4.62%	2.28%	1.26%	3.75%	0.75%
ALLL+loan discount/ pre-discount loan balance	0.87%	6.79%	4.62%	2.28%	1.26%	3.75%	1.40%

Expense Management

Total non-interest expense was $2.6 million higher in the third quarter of 2016 compared to the same period of 2015.  The increase was primarily due to an increase in salaries, employee benefits, net occupancy expenses, data processing, professional fees, loan expense, and other expense reflecting overall company growth.  Outside services and consultants expense decreased primarily due to the expense associated with the Peoples Bancorp acquisition that occurred in the third quarter of 2015.  Non-interest expense for the third quarter of 2016 included $2.9 million of one- time merger-related expenses due to the Kosciusko, LaPorte Bancorp and CNB Bancorp acquisitions compared to $3.6 million in one-time merger-related expenses during the same period of 2015 due to the Peoples Bancorp acquisition.

Total non-interest expense was $11.2 million higher in the first nine months of 2016 compared to the same period of 2015.  The increase in non-interest expense was due to an increase in salaries expense of $4.0 million, employee benefits of $1.3 million, net occupancy expenses of $1.4 million, data processing expense of $685,000, professional fees of $594,000, loan expense of $111,000, FDIC deposit insurance expense of $180,000, other losses of $159,000 and other expense of $1.8 million due to overall company growth.  Commission and bonus expense decreased by $261,000 due to decrease in incentive pay.  Outside services and consultants expense increased $1.2 million primarily due to the expense associated with the Kosciusko, LaPorte Bancorp and CNB Bancorp acquisitions.  Non-interest expense for the first nine months of 2016 included $5.5 million of one-time merger-related expenses due to the Kosciusko, LaPorte Bancorp and CNB Bancorp acquisitions compared to $4.4 million in one-time merger-related expenses in the same period of 2015 due to the Peoples Bancorp acquisition.

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Pg. 7 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.

Non-GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Total stockholders’ equity	$345,525	$281,002	$261,417	$266,832	$264,738
Less: Preferred stock	-	-	-	12,500	12,500
Less: Intangible assets	85,179	65,144	56,695	56,971	57,248
Total tangible stockholder’s equity	$260,346	$215,858	$204,722	$197,361	$194,990

Common shares outstanding	22,143,228	18,857,301	17,974,970	17,909,831	17,897,981

Tangible book value per common share	$11.76	$11.45	$11.39	$11.02	$10.89

About Horizon

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future

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Pg. 8 cont. Horizon Bancorp Announces Record Quarterly and Nine-Month Net Income

performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Balance sheet:
Total assets	$3,325,658	$2,918,080	$2,627,918	$2,652,401	$2,607,914
Investment securities	744,240	628,935	642,767	632,611	617,860
Commercial loans	1,047,450	874,580	797,754	804,995	795,271
Mortgage warehouse loans	226,876	205,699	119,876	144,692	138,974
Residential mortgage loans	530,162	493,626	442,806	437,144	430,946
Consumer loans	386,031	363,920	359,636	362,300	361,298
Earning assets	2,963,005	2,591,208	2,379,830	2,403,482	2,363,755
Non-interest bearing deposit accounts	479,771	397,412	343,025	335,955	338,436
Interest bearing transaction accounts	1,367,285	1,213,659	1,118,617	1,177,651	1,164,787
Time deposits	489,106	471,190	416,837	366,547	409,852
Borrowings	571,889	492,883	430,507	449,347	373,901
Subordinated debentures	37,418	32,874	32,836	32,797	32,758
Common stockholders’ equity	345,525	281,002	261,417	254,332	252,238
Total stockholders’ equity	345,525	281,002	261,417	266,832	264,738

Income statement:	Three months ended
Net interest income	$24,410	$20,869	$19,774	$20,222	$19,776
Provision for loan losses	455	232	532	342	300
Non-interest income	10,056	9,869	7,864	7,750	8,400
Non-interest expenses	24,820	21,555	19,747	19,240	22,235
Income tax expense	2,589	2,625	1,978	2,215	1,353
Net income	6,602	6,326	5,381	6,175	4,288
Preferred stock dividend	-	-	(42)	(31)	(31)
Net income available to common shareholders	$6,602	$6,326	$5,339	$6,144	$4,257

Per share data:
Basic earnings per share	$0.31	$0.35	$0.30	$0.34	$0.24
Diluted earnings per share	0.30	0.34	0.30	0.34	0.24
Cash dividends declared per common share	0.10	0.10	0.10	0.10	0.10
Book value per common share	15.60	14.90	14.54	14.20	14.09
Tangible book value per common share	11.76	11.45	11.39	11.02	10.89
Market value - high	20.01	16.76	18.59	18.77	17.43
Market value - low	$16.61	$15.87	$15.41	$15.72	$15.07
Weighted average shares outstanding - Basic	21,538,752	18,268,880	17,924,124	17,905,871	17,408,964
Weighted average shares outstanding - Diluted	21,651,953	18,364,167	18,012,726	18,020,615	17,839,882

Key ratios:
Return on average assets	0.80%	0.94%	0.83%	0.94%	0.67%
Return on average common stockholders’ equity	7.88	9.43	8.26	9.53	6.76
Net interest margin	3.37	3.48	3.45	3.50	3.51
Loan loss reserve to total loans	0.66	0.73	0.83	0.83	0.93
Non-performing loans to loans	0.58	0.68	0.87	0.95	1.21
Average equity to average assets	10.18	9.94	10.16	10.32	10.38
Bank only capital ratios:
Tier 1 capital to average assets	9.88	9.39	8.98	8.77	9.31
Tier 1 capital to risk weighted assets	12.35	12.51	12.33	11.80	12.30
Total capital to risk weighted assets	12.95	13.23	13.10	12.57	13.17

Loan data:
Substandard loans	$33,914	$28,629	$23,600	$25,127	$26,073
30 to 89 days delinquent	3,821	2,887	2,149	5,011	4,868

90 days and greater delinquent - accruing interest	$59	$24	$1	$28	$100
Trouble debt restructures - accruing interest	1,523	1,256	1,231	1,218	2,948
Trouble debt restructures - non-accrual	1,164	1,466	2,857	3,172	3,994
Non-accrual loans	10,032	10,426	10,895	12,262	13,956
Total non-performing loans	$12,778	$13,172	$14,984	$16,680	$20,998

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	September 30	September 30
	2016	2015
Balance sheet:
Total assets	$3,325,658	$2,607,914
Investment securities	744,240	617,860
Commercial loans	1,047,450	795,271
Mortgage warehouse loans	226,876	138,974
Residential mortgage loans	530,162	430,946
Consumer loans	386,031	361,298
Earning assets	2,963,005	2,363,755
Non-interest bearing deposit accounts	479,771	338,436
Interest bearing transaction accounts	1,367,285	1,164,787
Time deposits	489,106	409,852
Borrowings	571,889	373,901
Subordinated debentures	37,418	32,758
Common stockholders’ equity	345,525	252,238
Total stockholders’ equity	345,525	264,738

Income statement:	Nine Months Ended
Net interest income	$65,053	$54,512
Provision for loan losses	1,219	2,820
Non-interest income	27,789	22,652
Non-interest expenses	66,122	54,953
Income tax expense	7,192	5,017
Net income	18,309	14,374
Preferred stock dividend	(42)	(94)
Net income available to common shareholders	$18,267	$14,280

Per share data:
Basic earnings per share	$0.95	$0.95
Diluted earnings per share	0.94	0.92
Cash dividends declared per common share	0.30	0.29
Book value per common share	15.60	14.09
Tangible book value per common share	11.76	10.89
Market value - high	20.01	17.43
Market value - low	$15.41	$14.92
Weighted average shares outstanding - Basic	19,252,295	15,044,129
Weighted average shares outstanding - Diluted	19,346,376	15,580,711

Key ratios:
Return on average assets	0.86%	0.85%
Return on average common stockholders’ equity	8.82	9.12
Net interest margin	3.43	3.59
Loan loss reserve to total loans	0.66	0.93
Non-performing loans to loans	0.58	1.21
Average equity to average assets	10.13	9.81
Bank only capital ratios:
Tier 1 capital to average assets	9.88	9.31
Tier 1 capital to risk weighted assets	12.35	12.30
Total capital to risk weighted assets	12.95	13.17

Loan data:
Substandard loans	$33,914	$25,898
30 to 89 days delinquent	3,821	4,868

90 days and greater delinquent - accruing interest	$59	$100
Trouble debt restructures - accruing interest	1,523	2,948
Trouble debt restructures - non-accrual	1,164	3,994
Non-accrual loans	10,032	13,956
Total non-performing loans	$12,778	$20,998

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Commercial	$6,222	$6,051	$6,460	$7,195	$8,842
Real estate	1,947	2,102	1,794	2,476	2,297
Mortgage warehousing	1,337	1,080	1,014	1,007	1,015
Consumer	5,018	4,993	4,968	3,856	4,014
Total	$14,524	$14,226	$14,236	$14,534	$16,168

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Commercial	$(5)	$101	$403	$1,595	$77
Real estate	-	(31)	83	(59)	96
Mortgage warehousing	-	-	-	-	-
Consumer	162	172	344	440	380
Total	$157	$242	$830	$1,976	$553

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Commercial	$5,419	$4,330	$5,774	$7,005	$10,832
Real estate	4,251	5,659	5,974	6,237	6,315
Mortgage warehousing	-	-	-	-	-
Consumer	3,108	3,183	3,236	3,438	3,851
Total	$12,778	$13,172	$14,984	$16,680	$20,998

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Commercial	$542	$542	$424	$161	$324
Real estate	3,182	2,925	3,393	3,046	958
Mortgage warehousing	-	-	-	-	-
Consumer	67	69	-	-	-
Total	$3,791	$3,536	$3,817	$3,207	$1,282

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$35,492	$20	0.22%	$23,086	$2	0.03%
Interest-earning deposits	55,047	32	0.23%	16,340	5	0.12%
Investment securities - taxable	530,228	2,446	1.84%	401,702	2,149	2.12%
Investment securities - non-taxable (1)	186,074	1,151	3.73%	154,050	1,125	4.39%
Loans receivable (2)(3)	2,151,103	25,313	4.69%	1,709,337	20,297	4.72%
Total interest-earning assets (1)	2,957,944	28,962	3.98%	2,304,515	23,578	4.17%

Non-interest-earning assets
Cash and due from banks	39,875			31,384
Allowance for loan losses	(14,301)			(16,427)
Other assets	290,100			206,545

	$3,273,618			$2,526,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,896,156	$1,875	0.39%	$1,568,777	$1,566	0.40%
Borrowings	510,738	2,128	1.66%	303,521	1,729	2.26%
Subordinated debentures	37,092	549	5.89%	32,737	507	6.14%
Total interest-bearing liabilities	2,443,986	4,552	0.74%	1,905,035	3,802	0.79%

Non-interest-bearing liabilities
Demand deposits	462,253			343,780
Accrued interest payable and other liabilities	34,144			14,891
Stockholders’ equity	333,235			262,311

	$3,273,618			$2,526,017

Net interest income/spread		$24,410	3.24%		$19,776	3.38%

Net interest income as a percent of average interest earning assets (1)			3.37%			3.51%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$13,812	$23	0.22%	$10,563	$11	0.14%
Interest-earning deposits	34,624	59	0.23%	11,927	10	0.11%
Investment securities - taxable	486,374	7,621	2.09%	375,548	6,356	2.26%
Investment securities - non-taxable (1)	183,142	3,583	3.63%	145,576	3,281	3.96%
Loans receivable (2)(3)	1,873,614	65,854	4.70%	1,528,662	55,140	4.83%
Total interest-earning assets (1)	2,591,566	77,140	4.05%	2,072,276	64,798	4.25%

Non-interest-earning assets
Cash and due from banks	36,220			30,729
Allowance for loan losses	(14,334)			(16,557)
Other assets	243,021			174,363

	$2,856,473			$2,260,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,680,560	$4,923	0.39%	$1,347,882	$4,035	0.40%
Borrowings	438,324	5,608	1.71%	340,593	4,747	1.86%
Subordinated debentures	34,144	1,556	6.09%	32,698	1,504	6.15%
Total interest-bearing liabilities	2,153,028	12,087	0.75%	1,721,173	10,286	0.80%

Non-interest-bearing liabilities
Demand deposits	387,768			303,309
Accrued interest payable and other liabilities	26,397			14,582
Stockholders’ equity	289,280			221,747

	$2,856,473			$2,260,811

Net interest income/spread		$65,053	3.30%		$54,512	3.45%

Net interest income as a percent of average interest earning assets (1)			3.43%			3.59%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	September 30	December 31
	2016	2015
	(Unaudited)
Assets
Cash and due from banks	$83,721	$48,650
Investment securities, available for sale	557,213	444,982
Investment securities, held to maturity (fair value of $194,293 and $193,703)	187,027	187,629
Loans held for sale	7,369	7,917
Loans, net of allowance for loan losses of $14,524 and $14,534	2,175,995	1,734,597
Premises and equipment, net	67,265	60,798
Federal Reserve and Federal Home Loan Bank stock	20,877	13,823
Goodwill	75,596	49,600
Other intangible assets	9,583	7,371
Interest receivable	12,702	10,535
Cash value of life insurance	73,661	54,504
Other assets	54,649	31,995
Total assets	$3,325,658	$2,652,401
Liabilities
Deposits
Non-interest bearing	$479,771	$335,955
Interest bearing	1,856,391	1,544,198
Total deposits	2,336,162	1,880,153
Borrowings	571,889	449,347
Subordinated debentures	37,418	32,797
Interest payable	1,015	507
Other liabilities	33,649	22,765
Total liabilities	2,980,133	2,385,569
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Series B shares $.01 par value, $1,000 liquidation value
Issued 0 and 12,500 shares	-	12,500
Common stock, no par value
Authorized, 66,000,000 shares
Issued, 22,172,103 and 17,909,831 shares
Outstanding, 22,143,228 and 17,909,831 shares	-	-
Additional paid-in capital	181,901	106,370
Retained earnings	161,026	148,685
Accumulated other comprehensive income (loss)	2,598	(723)
Total stockholders’ equity	345,525	266,832
Total liabilities and stockholders’ equity	$3,325,658	$2,652,401

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$25,313	$20,297	$65,854	$55,140
Investment securities
Taxable	2,498	2,156	7,703	6,377
Tax exempt	1,151	1,125	3,583	3,281
Total interest income	28,962	23,578	77,140	64,798
Interest Expense
Deposits	1,875	1,566	4,923	4,035
Borrowed funds	2,128	1,729	5,608	4,747
Subordinated debentures	549	507	1,556	1,504
Total interest expense	4,552	3,802	12,087	10,286
Net Interest Income	24,410	19,776	65,053	54,512
Provision for loan losses	455	300	1,219	2,820
Net Interest Income after Provision for Loan Losses	23,955	19,476	63,834	51,692
Non-interest Income
Service charges on deposit accounts	1,483	1,359	4,056	3,443
Wire transfer fees	292	160	588	493
Interchange fees	2,016	1,625	5,137	4,093
Fiduciary activities	1,653	1,520	4,753	4,033
Gain on sale of investment securities (includes $0 for the three months ended and $875 for the nine months ended September 30, 2016 and $0 for the three months ended and $124 for the nine months ended September 30, 2015, related to accumulated other comprehensive earnings reclassifications)	-	-	875	124
Gain on sale of mortgage loans	3,528	2,794	9,171	7,815
Mortgage servicing income net of impairment	409	246	1,356	725
Increase in cash value of bank owned life insurance	449	374	1,145	889
Death benefit on bank owned life insurance	-	-	-	145
Other income	226	322	708	892
Total non-interest income	10,056	8,400	27,789	22,652
Non-interest Expense
Salaries and employee benefits	12,210	10,652	32,592	27,541
Net occupancy expenses	2,174	1,723	6,011	4,649
Data processing	1,616	1,281	3,855	3,170
Professional fees	612	409	2,190	1,596
Outside services and consultants	2,686	3,209	5,983	4,753
Loan expense	1,482	1,351	4,086	3,975
FDIC insurance expense	465	423	1,279	1,099
Other losses	107	246	510	351
Other expense	3,468	2,941	9,616	7,819
Total non-interest expense	24,820	22,235	66,122	54,953
Income Before Income Tax	9,191	5,641	25,501	19,391
Income tax expense (includes $0 for the three months ended and $306 for the nine months ended September 30, 2016 and $0 for the three months ended and $43 for the nine months ended September 30, 2015, related to income tax expense from reclassification items)	2,589	1,353	7,192	5,017
Net Income	6,602	4,288	18,309	14,374
Preferred stock dividend	-	(31)	(42)	(94)
Net Income Available to Common Shareholders	$6,602	$4,257	$18,267	$14,280
Basic Earnings Per Share	$0.31	$0.24	$0.95	$0.95
Diluted Earnings Per Share	0.30	0.24	0.94	0.92